Exhibit 99.1

Liberty Oilfield Services Inc. Announces Fourth Quarter and Full Year 2017 Financial and Operational Results

Denver, Colorado, March 12, 2018

Liberty Oilfield Services Inc. (NYSE: LBRT; “Liberty”) announced today fourth quarter and year ended December 31, 2017 financial and operational results.

Summary Results and Highlights

•	Revenue of $1,490 million and net income of $169 million for the year ended December 31, 2017

•	Adjusted EBITDA of $281 million and adjusted EBITDA per average active fleet of $18.6 million for the year ended December 31, 2017[1]

•	Revenue of $449 million and net income of $58 million for the fourth quarter of 2017

•	Adjusted EBITDA of $92 million and annualized adjusted EBITDA per average active fleet of $20.2 million for the fourth quarter of 2017[1]

Message from Chris Wright, CEO

“We are proud of our fourth quarter and full year 2017 results. We continue to execute on our strategy of driving differential financial results through technology focused, long-term customer partnerships.

“Over the course of 2017, we nearly doubled our fleet count, expanded our presence in the Permian, entered the Eagle Ford, and added over 1,000 new team members to the Liberty family. We did this all while generating industry-leading returns and earnings per fleet.

“We are excited as we move into 2018. Although we experienced some impediments to throughput in the first quarter arising from extreme and unusual weather, strong demand for our differential frac services coupled with supportive commodity prices and drilling activity leave us confident in our expectations for the full year.”

Fleet Deployment Update

During the first quarter of 2018, Liberty deployed fleets 20 and 21 under dedicated arrangements with existing customers. As previously announced, Liberty expects to deploy fleet 22 on a dedicated basis at the end of the second quarter of 2018. In addition, based on ongoing discussions with customers and a positive long-term view on the current cycle, Liberty has placed orders for two additional customer-dedicated fleets to be delivered in the third and fourth quarters of 2018.

Fourth Quarter and Full Year 2017 Results

Liberty completed its initial public offering of 14,640,755 shares of its Class A common stock at a price of $17.00 per share on January 17, 2018. Liberty’s pre-IPO predecessor companies, Liberty Oilfield Services LLC and LOS Acquisition CO I LLC and its subsidiaries (collectively “Liberty Predecessor”), were not subject to U.S. federal income tax at an entity level. As a result, the combined net income in the historical financial statements of Liberty Predecessor (including the year ended December 31, 2017 and the fourth quarter of 2017) does not reflect income tax expense. The following numbers have been adjusted to reflect what the income tax expense and resulting net income would have been had Liberty been a public company for the year ended December 31, 2017.

[1]	“Adjusted EBITDA” is not presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Please see the supplemental financial information in the table under “Reconciliation of Net Income to EBITDA and Adjusted EBITDA” at the end of this earnings release for a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to its most directly comparable GAAP financial measure.

For the year ended December 31, 2017, pro forma net income totaled $130 million and generated pro forma diluted earnings of $0.88 per share.

Revenue for the year ended December 31, 2017 totaled $1,490 million and generated adjusted EBITDA of $281 million. Liberty averaged 15.1 average active fleets during 2017. Adjusted EBITDA per average active fleet averaged $18.6 million for 2017. For the year ended December 31, 2017 the pre-tax return on capital employed (“ROCE”) was 35%. Please refer to the reconciliation of adjusted EBITDA (a non-GAAP measure) to net income (a GAAP measure) and the calculation of ROCE in this release.

For the fourth quarter of 2017, pro forma net income totaled $45 million, compared to $49 million in the third quarter. Pro forma diluted earnings per share totaled $0.30 in the fourth quarter of 2017, compared to $0.33 in the third quarter.

Adjusted EBITDA for the fourth quarter of 2017 totaled $92 million, compared to $94 million in the third quarter. Annualized adjusted EBITDA per average active fleet averaged $20.2 million in the fourth quarter of 2017, versus $22.3 million per fleet in the third quarter. Please refer to the reconciliation of adjusted EBITDA (a non-GAAP measure) to net income (a GAAP measure) in this release.

In 2017, fourth quarter revenue grew to $449 million, compared to $442 million in the third quarter.

Balance Sheet and IPO Proceeds

As of December 31, 2017, Liberty had cash on hand of $16 million and total debt of $196 million, net of discount. On January 17, 2018, Liberty completed its initial public offering of 14,640,755 shares of its Class A common stock at a price of $17.00 per share. Net proceeds to Liberty totaled approximately $220.4 million, which were used to repay borrowings and accrued interest under our ABL credit facility ($30.1 million), pay off a portion of our term loan and accrued interest ($62.5 million), redeem interests held by certain of our pre-IPO investors ($25.9 million) and for general corporate purposes. Pro forma for the initial public offering, Liberty’s cash balance at December 31, 2017 would have been $118 million and total debt would have been $107 million, net of discount.

Conference Call

Liberty will host a conference call to discuss the results at 8:00 a.m. Mountain Time (10:00 a.m. Eastern Time) on Tuesday, March 13, 2018. Presenting Liberty’s results will be Chris Wright, Chief Executive Officer, Ron Gusek, President and Michael Stock, Chief Financial Officer.

Individuals wishing to participate in the conference call should dial (866) 807-9684, or for international callers (412) 317-5415. Participants should ask to join Liberty’s call. A live webcast will be available at http://investors.libertyfrac.com. The webcast can be accessed for 90 days following the call. A telephone replay will be available shortly after the call and can be accessed by dialing (877) 344-7529, or for international callers (412) 317-0088. The passcode for the replay is 10117847. The replay will be available until March 20, 2018.

About Liberty

Liberty is an independent provider of hydraulic fracturing services to onshore oil and natural gas exploration and production companies in North America. Liberty was founded in 2011 with a relentless focus on improving tight-oil completions, and an emphasis on customer partnerships and technology to find innovative answers to frac optimization. Liberty is headquartered in Denver, Colorado. For more information about Liberty, please contact Investor Relations at IR@libertyfrac.com.

Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial and operational measures, including EBITDA, Adjusted EBITDA and ROCE. We believe that the presentation of these non-GAAP financial and operational measures provides useful information about our financial performance and results of operations. Non-GAAP financial and operational measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial and operational measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with U.S. GAAP. See the tables entitled “Reconciliation and Calculation of Non-GAAP Financial and Operational Measures” for a reconciliation or calculation of the non-GAAP financial or operational measures to the most directly comparable GAAP measure.

Forward-Looking and Cautionary Statements

The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, the deployment of fleets in the future, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in Liberty’s filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the “Risk Factors” section of the prospectus we filed with the SEC on January 16, 2018 and in our other public filings. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statements.

Contacts:

Michael Stock

Chief Financial Officer

303-515-2851

IR@libertyfrac.com

Or

Damon Overal

Head of Investor Relations

303-515-2851

IR@libertyfrac.com

Liberty Predecessor

Selected Financial Data

(unaudited)

	Year Ended		Three Months Ended
	December 31,		December 31,	September 30,
	2017	2016	2017	2017
	(In thousands, except for share and per share data, and fleets)
Statement of Operations Data:
Revenue	$1,489,855	$374,773	$448,883	$441,853
Costs of services, excluding depreciation and amortization shown separately	1,147,008	354,729	339,315	328,434
General and administrative	80,089	35,789	20,738	22,245
Depreciation and amortization	81,473	41,362	25,642	24,164
(Gain) loss on disposal of assets	148	(2,673)	160	21

Total operating expenses	1,308,718	429,207	385,855	374,864
Operating income (loss)	181,137	(54,434)	63,028	66,989
Interest expense, net	(12,636)	(6,126)	(5,347)	(3,326)

Net income (loss)	$168,501	$(60,560)	$57,681	$63,663

Pro Forma Income Tax and Net Income (1) (unaudited)
Pro forma tax expense (benefit)	$38,149	$(13,138)	$13,061	$14,416

Pro forma net income (loss)	$130,352	$(47,422)	$44,620	$49,247

Pre tax income (loss) attributable to noncontrolling interests	$68,782	$(24,634)	$23,540	$25,980
Pro forma tax expense attributable to noncontrolling interests	—	—	—	—

Pro forma net income (loss) attributable to noncontrolling interests	$68,782	$(24,634)	$23,540	$25,980

Pre tax income (loss) attributable to Liberty Inc.	$99,719	$(35,926)	$34,141	$37,683
Pro forma tax expense (benefit) attributable to Liberty Inc.	38,149	(13,138)	13,061	14,416

Pro forma net income (loss) attributable to Liberty Inc.	$61,570	$(22,788)	$21,080	$23,267

Pro Forma per Share Data (2) (unaudited)
Pro forma net income (loss) per share
Basic	$0.90	$(0.34)	$0.31	$0.34
Diluted	$0.88	$(0.34)	$0.30	$0.33
Pro forma weighted average shares outstanding
Basic	68,729,523	67,794,887	68,729,523	68,433,773
Diluted	117,713,945	67,794,887	117,713,945	117,600,802

Other Financial and Operational Data (unaudited)
Capital expenditures	$300,793	$102,428	$60,255	$35,387
EBITDA (3)	$262,610	$(13,072)	$88,670	$91,153
Adjusted EBITDA (3)	$280,728	$(5,588)	$91,753	$93,745
Total Fleets at beginning of period (4)	10.0	6.0	17.0	16.0
Total Fleets at end of period (4)	19.0	10.0	19.0	17.0
Average Active Fleets (5)	15.1	7.4	18.0	16.7
Annualized Adjusted EBITDA per Average Active Fleet (6)	$18,591	$(755)	$20,223	$22,271

(1)	Pro forma net income attributable to Liberty reflects the income tax effects of the corporate reorganization associated with our initial public offering as if such reorganization had occurred at the beginning of the period presented. Liberty Predecessor is not subject to U.S. federal income tax. As a result, the combined net income in the historical financial statements of Liberty Predecessor does not reflect the tax expense we would have incurred if we were subject to U.S. federal income tax during such periods. While Liberty is a corporation and is subject to U.S. federal income tax, such pro forma tax expense (benefit) is only reflected on the portion of pre tax income attributable to stockholders of Liberty and is estimated at 38.3% based on the federal and state rates in effect at December 31, 2017 (estimated to be 24.3% effective January 1, 2018 as result of recently enacted tax legislation). Accordingly, no pro forma tax expense (benefit) is reflected for noncontrolling interests which are not consolidated into Liberty’s tax return until and unless such noncontrolling interests are redeemed and exchanged for Liberty Class A common stock.

(2)	Pro forma net income (loss) per share, basic, and weighted average shares outstanding, basic, reflect the number of shares of common stock outstanding upon the completion of our corporate reorganization associated with our initial public offering as if such reorganization had occurred at the beginning of the period presented. For the year ended December 31, 2017 pro forma net income per share, diluted, and weighted average shares outstanding, diluted, reflects the potential conversion of all Class B common stock to Class A common stock under the if-converted method, and the vesting of restricted stock issued in connection with the initial public offering under the treasury stock method. The table below shows the calculation of diluted pro forma net income for purposes of such diluted pro forma net income per share calculation. For the year ended December 31, 2016, the potential conversion of all Class B common stock to Class A common stock has been excluded from the reported diluted earnings per share as the impact of such conversion would be antidilutive.

	For the year ended December 31, 2017 (unaudited, amounts in thousands)

	Attributable to Liberty (Basic)	Pro forma effect of conversion of Class B to Class A	Attributable to Liberty (Diluted)
Net income	$99,719	$68,782	$168,501
Pro forma tax expense	38,149	26,314	64,463

Pro forma net income	$61,570	$42,468	$104,038

(3)	EBITDA and Adjusted EBITDA are non-GAAP financial measures. See the tables entitled “Reconciliation and Calculation of Non-GAAP Financial and Operational Measures” below.
(4)	Total Fleets represents the number of deployed and active fleets as of the designated date.
(5)	Average Active Fleets is calculated as the daily average of the number of active fleets for the period presented.
(6)	Annualized Adjusted EBITDA per Average Active Fleet is calculated as Adjusted EBITDA for the year, or for the respective quarter annualized, divided by the Average Active Fleets, as defined above.

Liberty Predecessor

Condensed Combined Balance Sheets

(unaudited, amounts in thousands)

	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$16,321	$11,484
Accounts receivable and unbilled revenue	258,788	128,560
Inventories	55,524	28,144
Prepaids and other current assets	21,396	5,903

Total current assets	352,029	174,091

Property and equipment, net	494,776	277,355
Other assets	5,298	399

Total assets	$852,103	$451,845

Liabilities and Member Equity
Current liabilities:
Accounts payable	$66,846	$42,862
Accrued liabilities	153,648	76,087
Current portion of long-term debt and capital lease obligations, net of discount	11	12,846

Total current liabilities	220,505	131,795
Long-term debt, net of discount	196,346	91,078

Total liabilities	416,851	222,873

Redeemable common units	42,486	—
Member equity	392,766	228,972

Total liabilities and member equity	$852,103	$451,845

Liberty Predecessor

Reconciliation and Calculation of Non-GAAP Financial and Operational Measures

(unaudited, amounts in thousands)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Year Ended		Three Months Ended
	December 31,		December 31,	September 30,
	2017	2016	2017	2017
Net income (loss)	$168,501	$(60,560)	$57,681	$63,663
Depreciation and amortization	81,473	41,362	25,642	24,164
Interest expense	12,636	6,126	5,347	3,326

EBITDA	$262,610	$(13,072)	$88,670	$91,153
Fleet start-up costs	13,955	4,280	3,171	1,895
Asset acquisition costs	2,470	5,420	(498)	426
(Gain) loss on disposal of assets	148	(2,673)	160	21
Advisory services fees	1,545	457	250	250

Adjusted EBITDA	$280,728	$(5,588)	$91,753	$93,745

Calculation of Return on Capital Employed

	Year Ended
	December 31,
	2017	2016
Net income	$168,501

Capital Employed
Total debt, net of discount	$196,357	$103,805
Redeemable common units	42,486	—
Member equity	392,766	228,972

Total Capital Employed	$631,609	$332,777

Average Capital Employed (1)	482,193
Pre-tax Return on Capital Employed (2)	35%

(1)	Average Capital Employed is the simple average of Total Capital Employed as of December 31, 2017 and 2016.
(2)	Pre-tax Return on Capital Employed is the ratio of net income for the year ended December 31, 2017 to Average Capital Employed.